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                                                                EXHIBIT 2.2


                               IRREVOCABLE PROXY



         IRREVOCABLE PROXY, dated as of February ___, 1997 by and between ANDATACO, a California corporation ("Andataco"), and __________________ (the "Shareholder").

         WHEREAS, concurrently with the execution and delivery of this Agreement, Andataco, a California corporation, W. David Sykes, the principal shareholder of Andataco ("Sykes"), IPL Systems, Inc., a Massachusetts corporation ("Parent"), IPL Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub") are entering into an Agreement and Plan of Merger and Reorganization (the "Agreement"), providing, among other things, for the merger (the "Merger") of Merger Sub with and into Andataco; and

         WHEREAS, as of the date hereof, the Shareholder is beneficial owner of that number of shares of the Class A Common Stock, $.01 par value, of Parent (collectively the "Shares") set forth on the signature page hereof; and

         WHEREAS, as a condition to its willingness to enter into the Agreement, Andataco has requested that the Shareholder agree, and the Shareholder has agreed, to grant Andataco an irrevocable proxy (the "Proxy") with respect to the Shares, upon the terms and subject to the conditions hereof;

         NOW, THEREFORE, to induce Andataco to enter into the Agreement and in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein and in the Agreement, the parties hereto agree as follows:

         1. The Shareholder hereby constitutes and appoints Andataco, during the term of this Irrevocable Proxy, as the Shareholder's true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Shares plus any additional shares which Shareholder may own or hold as of the date of any such vote (and any all securities issued or issuable in respect thereof) which Shareholder is entitled to vote (collectively, the "Proxy Shares"), for and in the name, place and stead of the Shareholder, at any annual, special or other meeting of the shareholders of Parent, and at any adjournment or postponement thereof, or pursuant to any consent in lieu of a meeting or otherwise, in favor of any proposal to approve and adopt the Agreement, the Merger and any transactions contemplated thereby and, in addition, to vote against (but not in favor of) any other proposal for any merger, consolidation, sale or purchase of any assets, reorganization, recapitalization, liquidation or winding up of or by Parent. All power and authority hereby conferred is coupled with an interest and is irrevocable. In the event that Andataco is unable to exercise such power and authority for any reason, the Shareholder


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agrees that the Shareholder will vote all the Proxy Shares in favor of approval and adoption of the Agreement, the Merger and the transactions contemplated thereby, at any such meeting or adjournment or postponement, thereof, or provide Shareholder's written consent thereto.

         2. The Shareholder hereby covenants and agrees that until this Irrevocable Proxy is terminated in accordance with the terms of Section 6 hereof, the Shareholder will not, and will not agree to, directly or indirectly, sell, transfer, assign, pledge, hypothecate, grant a security interest with respect to, cause to be redeemed or otherwise dispose of any of the Proxy Shares or grant or attempt to grant any proxy or interest in, or with respect to, such Proxy Shares or deposit such Proxy Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Proxy Shares; provided, however, that if the Shareholder is an employee of Parent and his or her employment is terminated during the effectiveness of this Irrevocable Proxy, such Shareholder may, subsequent to the record date for the Parent Shareholders' Meeting, sell or otherwise dispose of any shares received upon exercise of options which would terminate if not exercised prior to the termination of this Irrevocable Proxy. The Shareholder further covenants and agrees that until this Proxy is terminated in accordance with the terms of
Section 6 hereof, the Shareholder will not directly or indirectly solicit, initiate, encourage or induce the making, submission or announcement of an offer or proposal from, or furnish any information to, any prospective buyer, commence or engage in any negotiations with any other party or enter into any agreement with any other party concerning an Acquisition Proposal (as defined in the Agreement).

         3. This Irrevocable Proxy is intended solely to apply to the exercise by Shareholder, in his individual capacity, of rights attaching to ownership of the Proxy Shares, and nothing herein shall be deemed to apply to, or to limit in any manner, the discretion of Shareholder with respect to any action which may be taken or omitted by him acting in his fiduciary capacity as a director or officer of Parent.

         4. The Shareholder represents and warrants to Andataco that (a) the Shares constitute all of the securities of Parent owned beneficially by the Shareholder on the date hereof, (b) the Shareholder owns the Shares free and clear of all liens, charges, claims, encumbrances and security interests of any nature whatsoever, (c) except as provided herein, the Shareholder has not granted any proxy with respect to the Shares, deposited such Shares into a voting trust or entered into any voting agreement or other arrangement with respect to such Shares, (d) Shareholder has full right, power, and authority to enter into and perform this Irrevocable Proxy, and (e) nothing in this Irrevocable Proxy will violate the terms of any other agreement affecting the Proxy Shares.





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         5.      This Irrevocable Proxy shall be governed by and construed in accordance with the laws of the State of Massachusetts without giving effect to the provisions thereof relating to conflicts of law.

         6. This Irrevocable Proxy shall terminate at the earlier of (i) the closing of the transactions contemplated by the Agreement, or (ii) the termination of the Agreement in accordance with its .terms, or (iii) upon notice of termination given by Andataco to the Shareholder.

         7. This Irrevocable Proxy is granted in consideration of the execution and delivery of the Agreement by Andataco and Sykes. The Shareholder represents and agrees that such Irrevocable Proxy is coupled with an interest sufficient in law to support an irrevocable power and shall not be terminated by any act of the Shareholder, by death or disability of the Shareholder, by lack of appropriate power or authority or by the occurrence of any other event or events other than as provided in Section 6 hereof.

         8. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The parties therefore agree that this Irrevocable Proxy shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to Andataco and the Shareholder for any breach of any agreement, covenant or representation hereunder. This Irrevocable Proxy shall revoke all prior proxies given by the Shareholder at any time with respect to the Proxy Shares.

         9. The Shareholder will, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by Andataco to be necessary or desirable to complete the Irrevocable Proxy granted herein or to carry out the provisions hereof.

         10. If any term, provision, covenant, or restriction of this Irrevocable Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Irrevocable Proxy shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

         11. This Proxy may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

         12. All notices under this Proxy shall be in writing and may be given by personal delivery, telecopier, overnight express mail, or by registered mail. Notice by personal delivery shall be deemed given upon actual receipt. Notice by telecopier or





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overnight express mail shall be deemed given on the date of actual receipt.
Notice given by registered mail shall be deemed given on the third business day following the date when the notice material is deposited in the United States Mail, return receipt requested, addressed to Shareholder at his address shown below.

         13. This Irrevocable Proxy constitutes the entire agreement between Shareholder and Andataco with respect to the subject matter hereof. All prior oral or written understandings and agreements regarding the subject matter hereof between them are merged herein and are extinguished hereby.

         14. This Irrevocable Proxy may not be amended except by a writing executed by both Shareholder and Andataco.

         15. This Irrevocable Proxy and the rights of Andataco under this Irrevocable Proxy may not be assigned, except that Andataco may act pursuant to this Irrevocable Proxy, in voting the Proxy Shares or otherwise, through any officer, employee or designated agent of Andataco. This Irrevocable Proxy shall be binding upon and inure to the benefit of Shareholder and Andataco and their respective heirs, devises, legatees, personal representatives, agents and permitted assigns.

         IN WITNESS WHEREOF, Andataco and the Shareholder have caused this Irrevocable Proxy to be duly executed on the date first above written.

                                         SHAREHOLDER





                                         ________________________
                                         Print Name:
                                                    -------------

                                         Address:
                                                    -------------

                                         Telecopy No.
                                                    -------------



                                         Number of Shares of Class A Common

                                         Stock of Parent beneficially owned by

                                         Shareholder: ____________________





                                         ANDATACO,

                                         a California corporation



                                         By:
                                             -----------------------

                                         Name:
                                              ----------------------

                                         Title:
                                               ---------------------






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